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                                                                    EXHIBIT 10.4

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET
               (Do not use this form for Multi-Tenant Property)


1.   Basic Provisions ("Basic Provisions")

     1.1 Parties: This Lease ("Lease"), dated for reference purposes only, March 25, 1994, is made by and between W.F. Batton & Co., Inc., a California corporation and OmniCell Technologies, Inc., a California corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 1101 East Meadow Drive, Palo Alto, CA located in the County of Santa Clara, State of California and generally described as (describe briefly the nature of the property) approximately 30,600 sq. ft.

     1.3  Term: Five (5) years commencing on the later of (i) May 1, 1994 and
(ii) the date by which all of the following have occurred: (a) Lessor has substantially completed the Lessee Interior Improvements in accordance with the Work Letter attached hereto as Exhibit "A", (b) Lessor has delivered possession of the Premises to Lessee, and (c) Lessee may lawfully occupy the Premises under applicable law.

     If the Commencement Date has not occurred for any reason whatsoever on or before August 1, 1994, then in addition to Lessee's other rights or remedies,
(i) Lessee may terminate this Lease by written notice to Lessor, whereupon any monies previously paid by Lessee to Lessor shall be reimbursed to Lessee, together with interest thereon from the date of the termination until paid at two percent (2%) plus the "prime rate" charged by Bank of America N.T. & S.A. ("Bank") or the highest rate permitted by law, whichever is less (herein the "Interest Rate"); or (ii) at Lessee's election, the date Lessee is otherwise obliged to commence payment of rent shall be delayed by one day for each day that the Commencement Date is delayed beyond August 1, 1994.

     1.4 Early Possession: ________________________ ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5  Base Rent:

     BASE MONTHLY
     RENT SCHEDULE:      Months     Base Monthly  Rent NNN

                         1          $     0
                         2-6        $19,890       $ 99,450   5
                         7-12       $22,950        137,700   6
                         13-24      $24,480        293,760  12
                         25-36      $28,458        341,496  12
                         37-48      $31,518        378,216  12
                         49-60      $33,354        400,248  12
                         (59)       $27,980
                         (60)       $27,514


     1.6 Base Rent Paid Upon Execution: See Attached Addendum (insert 2) as Base Rent for the period ___________________________.

     1.7 Security Deposit: $27,450 ("Security Deposit"). (See Paragraph 5 for further provisions.)

     1.8 Permitted Use: General office, marketing, research and development, light assembly, engineering and other legal uses (See Paragraph 6 for further provisions.)

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     1.9  Insuring Party: Lessor is the "Insuring Party" unless otherwise stated
herein. (See Paragraph 8 for further provisions.)

     1.10 Real Estate Brokers: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes): Wayne Mascia Associates represents Lessor exclusively ("Lessor's Broker"); and Cornish & Carey Commercial represents Lessee exclusively ("Lessee's Broker"). (See Paragraph 15 for further provision.)

     1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by _________________________________ ("Guarantor"). (See Paragraph 37
for further provisions.)

     1.12 Addenda. Attached hereto is an Addendum or Addenda consisting of Inserts 1 through 36 and Exhibit "A" Work Letter all of which constitute a part of this Lease.

2.   Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the premises, including, without limitation, the roof, structural elements of the Building and all building systems serving the Premises, including, without limitation, electrical, plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the Premises and improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the specific use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense.

     2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

     2.5 Operating Expenses. Prior to the execution of this Lease, Lessor shall have provided Lessee with a breakdown of current operating expenses relating to the Premises for which Lessee shall be responsible in addition to the Monthly Base Rent. Lessee shall be responsible for paying any actual increases in said operating expenses which occur during the initial term, and the option term if the option to extend is exercised.

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     2.6  Parking. Lessee shall have the right to the use of one hundred twenty
(120) parking spaces in the parking lot adjacent to the building.

3.   Term.

     3.1 Term. The Commencement Date, expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

     3.3  Option.

     (a) Lessee shall have an option to extend the term of the Lease for an additional five (5) year term commencing on the day following the Expiration Date, subject to all the terms and provisions of this Lease, except that (1) there shall be no additional options to extend, and (2) the Base Monthly Rent for the option period shall be equal to ninety-five percent (95%) of the fair market rent of the Premises as of the commencement date of the option extension period, but the Base Monthly Rent shall not be less than $27,515 per month, (the "Option Base Monthly Rent"). The Option Base Monthly Rent for the Premises shall be determined by comparison with base monthly rents being obtained under new leases of premises in similar office buildings located in the Palo Alto area. The Option Base Monthly Rent for the option extension period (and rental adjustments during the option term, if any) shall be determined by agreement between the Lessor and Lessee, if possible, and by the process of appraisal if the parties cannot reach agreement.

     (b) At lease six (6) months, but not more than twelve (12) months, prior to the expiration of the initial term, Lessee shall deliver written notice to Lessor of Lessee's exercise of its option to extend the Lease Term. If Lessee fails to give such written notice of exercise within said period, said option shall automatically lapse, time being of the essence with respect to the exercise of the option. If Lessee gives such notice, the parties shall then attempt to in good faith to agree upon the Option Base Monthly Rent within thirty (30) days. If Lessor and Lessee reach such agreement, Lessor and Lessee shall promptly execute an amendment to this Lease stating the amount of Option Base Monthly Rent for the Premises during the option extension period (including rental adjustments, if any).

     (c) If after the expiration of said thirty (30) day period the parties have not reached agreement as to the Option Base Monthly Rent for the Premises, then the Option Base Monthly Rent shall be determined by appraisal in accordance with the then customary practice in the Santa Clara County industrial/commercial real estate industry for determining rent for option periods by appraisal.

     (d) Notwithstanding anything to the contrary contained in this Paragraph, if the Option Base Monthly Rent is determined by appraisal and if Lessee does not, in its sole discretion, approve the rental amount established by such appraisal, Lessee may rescind its exercise of the option by giving Lessor written notice of such election to rescind within ten (10) days after receipt of the results of appraisal. If Lessee rescinds its exercise of the option, then
(I) the Lease shall terminate on the thirtieth (30th) day after Lessee's notice of rescission or on the date the Lease would have otherwise terminated absent Lessee's exercise of the option, whichever date is later; and (ii) Lessee shall pay all costs and expenses of the appraisal.

4.   Rent.

     4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time as herein provided to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other

                                       3.


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charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor Sufficient to restore said Security Deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.   Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose unless approved in writing by Lessor, which approval shall not be unreasonably withheld. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2  Hazardous Substances.

     (a) Definition; covenant by Lessee. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either (i) regulated or monitored by any governmental authority, or (ii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not cause any contamination or damage to the Premises or the neighboring properties or cause Lessor to incur any liability, loss, or damage as a result of the generation, possession, storage, use, transportation, or disposal by Lessee of any Hazardous Substances in the conduct of Lessee's business on the Premises. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. Prior to the occupancy of the Premises by Lessee, Lessee shall deliver to Lessor a list of the Hazardous Substances which Lessee considers to be ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's permitted use of the Premises. If Lessor concurs therewith, Lessor shall so confirm in writing to Lessee, and such confirmation shall constitute Lessor's consent to the existence, use, manufacture, storage, and transportation of such Hazardous Substances in, on, and about the Premises during the term of this Lease.

                                       4.


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     (b)  Duty to Inform Lessor. Upon the commencement of the Lease term and on each anniversary date thereafter, Lessee shall provide to Lessor a list of the primary Hazardous Substances which lessee uses or stores on the Premises, along with, as to each such Hazardous Substance, its purpose and the approximate volume brought onto the Premises since the last report to Lessor under this Paragraph 6.2(b).

     (c)  Indemnification.


          (i) Lessee shall indemnify, protect, defend and hold Lessor, and Lessor's agents, employees, successors and assigns, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees if incurred as a result of the release, discharge or emission of any Hazardous Substance or storage tank brought on the Premises during the Lease term by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph
6.2 shall include, but not be limited to, the effects of any contamination or injury to person, property, or the environment created by Lessee, and the cost of investigation (including consultants' and attorneys' fee), testing, removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation, or release agreement entered into by Lessor and Lessee shall release Lessee from Lessee's obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

          (ii) Lessor represents and warrants to Lessee that to the best of Lessor's knowledge there are no Hazardous Substances located in, on, under, or about the Premises as of the Commencement Date of the term of this Lease. Lessee shall have no responsibility to Lessor or to any other person with respect to the existence of any Hazardous Substances or storage tank on the Premises that is not brought onto the Premises or caused by any of Lessee's employees, agents, contractors, or other persons under Lessee's control or acting for or on behalf of Lessee.


          (iii) Lessor shall indemnify, defend, protect and hold Lessee, its employees' agents, shareholders, licensees, invitees, officers and directors, harmless from and against any claims, actions, losses, costs, damages, liabilities or expenses (including, without limitation, reasonable attorneys', experts' and consultants fees, investigation and laboratory fees), arising out of or in connection with any Hazardous Substance (including, without limitations, asbestos) which Lessee establishes was present on the Commencement Date of the term of this Lease on, under, in or about the Premises, soil, air, groundwater or surface water thereof and was not caused by the acts or omissions of Lessee or its agents, contractors, or employees.

     (d) Lessee's Compliance with Law. Except as otherwise provided in the Lease, Lessee, shall, at Lessee's sole costs and expense, fully diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease shall include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating to Lessee's particular use of the Premises, including, but not limited to, matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and
(iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank, now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within ten (10) business days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to permits, registrations, manifests, applications, reports and certifications, evidencing compliance with any Applicable Law specified by Lessor in writing (with copies or any documents involved) or any threatened or actual claim known to Lessee, notice, citation, warning, complaint or report within Lessee's possession and control pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     (e) Inspection Compliance. Lessor shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon at least 24 hours notice to the Lessee and subject to Lessee's reasonable security precautions, for the purpose of inspecting the condition of the Premises and for verifying the compliance by Lessee with this Lease and all Applicable Laws (as defined in subparagraph (d) above), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's

                                       5.


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activities, including, but not limited to, the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Breach of this Lease is found to exist, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing violation or contamination. In any such case, Lessee shall upon request reimburse Lessor for the reasonable costs and expenses of such inspections.

7.   Maintenance; Repairs; Utility Installations; Trade Fixtures and
     Alterations.

     7.1  Lessee's Obligations.

          (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc).
7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation) and except to the extent required as a result of the negligence or willful misconduct of Lessor or Lessor's employees, agents, licensees or invitees, Lessee shall, at Lessee's sole cost and expense and at all times keep the Premises and every part thereof in good order, condition and repair excluding structural elements of the Premises, the roof, exterior walls and foundation of the Premises whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, or, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises of seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

          (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (I) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

     7.2 Lessor's Obligations. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs. Notwithstanding anything to the

                                       6.


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contrary in the Lease, Lessor shall perform and construct, at Lessor's sole cost and expense, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Lessor or its agents, employees, invitees, or licensees (ii) required as a consequence of any violation of Applicable Laws or a construction defect in the Premises as of the Commencement Date (iii) which would be treated as a "capital expenditure" under generally accepted accounting principles; (iv) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain, (v) for which Lessor has a right of reimbursement from others, (vi) to the structural elements of the Premises, the structural elements of the roof (but excluding the roof membrane), exterior walls and foundation of the Premises, and (vii) relating to the abatement, removal, encapsulation, or other handling of asbestos in, on or about the Premises existing on the Commencement Date. Notwithstanding the foregoing, Lessee shall reimburse Lessor for costs incurred with respect to (iii) above (excluding costs of asbestos abatement) but only to the extent that (a) the same reduces the expenses otherwise payable by Lessee under the Lease and (b) Lessee's share of such costs during any twelve-month period of the Lease is amortized over the useful life of the capital item in question.

     7.3  Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, all lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about he Premises installed at Lessee's sole expense. The term "Trade Fixtures" shall mean Lessee's furniture, fixtures, signage, machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.49a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations or non-structural alternations to the interior of the Premises (excluding the roof) without Lessor's consent as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

          (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications of the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, content the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay

                                       7.

Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor. Upon request, Lessor shall advise Lessee in writing whether it reserves the right to require Lessee to remove any Alterations or Utility Installations from the Premises upon termination of the Lease.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear, acts of God, casualties, condemnation, Hazardous Substances (other than those stored, used or disposed of by Lessee in or about the Premises), and Alterations or Utility Installations which Lessor states in writing may be surrendered at the termination of the Lease excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.   Insurance; Indemnity.

     8.1 Payment for Insurance. Regardless of whether the Lessor Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $3,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                                       8.

          (b) Carried by Lessor. In the event Lessor is in the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3  Property Insurance - Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the City nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

          (b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

          (c) Tenant's Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.3, Lessee at its cost shall either by separate policy or Lessee's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations and Tenant Improvements in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the

                                       9.

Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty
(30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6 Waiver of Subrogation. The parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by the standard form of "all risk-extended coverage" casualty insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

     8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties or other provisions of this Lease by Lessor or Lessor's agents, employees, licensees or invitees, and subject to Paragraph 8.6 above, Lessee shall indemnify, protect, defend and hold harmless, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with use of the Premises by Lessee, negligence or willful misconduct of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility

                                      10.

Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on , or under the Premises.

     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis of that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate insurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2 notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such

                                      11.

damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the time specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds. Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a)  In the event of damage described in Paragraph 9.2 (Partial Damage
- Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder of the period during which such damage, its repair of the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair of restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof

                                      12.

required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty
(30) days following Lessee's said commitment. In such even this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

     9.8 Termination - Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Surety Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 (a) Payment of Taxes. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.19b), all such payment shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Upon Lessor's request, Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessees shall reimburse Lessor therefor upon demand.

     10.2 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income, gift transfer or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part. Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes of all of the land and improvements included within the tax parcel

                                      13.

assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten
(10) days ___________ to delinquency thereof as stated in a written statement setting for the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

12.  Assignment and Subletting.

     12.1 Lessor's Consent Required.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior consent given under and subject to the terms of Paragraph 36.

          (b) Lessee may, without Lessor's prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action; (iii) a purchaser of substantially all of Lessee's assets located in the Premises. Any such sublease shall expressly state therein that such sublease shall be subject to all of the terms and provisions of this Lease. The assignee in any such assignment shall expressly assume in writing for the benefit of Lessor all of the obligations of the Lessee under this Lease. Executed counterparts of the foregoing sublease or assignment documents shall be delivered to Lessor upon request. For the purposes of this Lease, sale or transfer of Lessee's capital stock through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

          (c) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

     12.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b) Lessor may accept any rent of performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c) The consent of Lessor to any assignment of subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any

                                      14.

amendments or modifications thereto if Lessor notifies Lessee or anyone else liable on the Lease or sublease and obtains their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposes assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $500 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease. Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor unless received by Lessor.

          (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublease to attorn to Lessor, in which event Lessor shall undertake the obligations of the subleasor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit ;aid by such subleases to such sublessor for any other prior Defaults or Breaches of such subleasor under such sublease.

          (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The

                                      15.

sublessee shall have a right to reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.  Default; Breach; Remedies.

     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.1:

          (a) The vacating of the Premises without payment of Rent or performance of Lessee's other obligations hereunder.

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, where such failure continues for a period of ten (10) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (d) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false. (intentionally??)

     13.2 Remedies. In the event of a Breach of this Lease by Lessee, Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds

                                      16.

the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform it obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the item of award plus one percent (1%) Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitle Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws of judicial decisions of the state wherein the Premises are located.

          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof prior to such termination or by reason of Lessee's occupancy of the Premises.

     13.3 [deleted]

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within 10 (ten) day after receipt by Lessee of written notice from Lessor that such amount shall be due, then Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the even that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any of the provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have

                                      17.

been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If the portion of the Premises taken by condemnation materially impairs Lessee's use and occupancy of the Premises, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises and Rent shall be further equitably abated during any restoration of the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures any tenant improvements constructed by Lessee solely at Lessee's expense and Lessee's personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair to the extent that Lessee has been reimbursed therefor by the condemning authority.

15.  Broker's Fee.

     15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

     15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers.

     15.3 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party to reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.4 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.  Tenancy Statement

     16.1 Each Party (as "Responding Party") shall within ten (10) business days after written notice from the other Party (the "Requesting Party") execute, certifying: (1) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (2) that this Lease has not been cancelled or terminated; (3) the last date of payment of Base Rent and other charges and the time period

                                      18.

covered by such payment; and (4) that, to the party's actual current knowledge, the other party is not in default under this Lease (of if the other party is claimed to be in default, stating why).

     16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee shall deliver to any potential lender or purchaser designated by Lessor such available financial statements of Lessee may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years if available. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any of the provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due to at the rate of 8% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease, the Addenda, work letter, and any other exhibits contain all agreements between the Parties with respect to any matter mentioned herein and no other prior or contemporaneous agreement or understanding shall be effective.

23.  Notices.

     23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a

                                      19.

copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof by Lessee or Lessor shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible of repayment of any fees or taxes applicable thereto.

26. No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all of the remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attornment; Non-Disturbance.

     30.1 Subordination. Provided that the ground lessor, Lender, or other holder of the interest to which this Lease would be subordinated executes a recognition and nondisturbance agreement which provides that this Lease shall not be terminated so long as no Breach by Lessee exists under this Lease, this Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any subobligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender the same period available for Lessor for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment.  Subject to the non-disturbance provisions of Paragraph
30.3 and such recognition and non-disturbance agreement, Lessee agrees to attorn to a Lender of any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring

                                      20.

prior to acquisition of ownership, unless such Lender had previously consented to the same, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent, unless the same was paid to such Lender.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon one (1) business day's prior notice subject to Lessee's reasonable security measures for the purpose of showing the same to prospective purchasers, lenders, or lessee, an making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty
(120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee. Lessor shall, however, at all times minimize any interference with Lessee's operations at the Premises.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signage. Lessor grants to Lessee the right to construct a monument sign and a building sign with Lessee's name thereon at Lessee's expense, subject to the prior written approval by Lessor of the size, design, and location of such signage and subject to approval of such signage by the City of Palo Alto. Lessee shall remove all such signage at Lessee's expense promptly upon the expiration or sooner termination of this Lease.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor' selection to have such event constitute the termination of such interest.

                                      21.

36.  Consents.

     (a) Accept for Paragraph 33 hereof (Auctions) wherever in this Lease the consent, approval, designation, determination or judgment of a Party is required, such consent, approval, designation, determination or judgment shall not be unreasonable or unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

     (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  (Deleted section)

38. Quiet Possession. At all times that no Breach of this Lease by Lessee exists, upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises of the entire term hereof subject to all of the provisions of this Lease.

39.  Options.

     39.1 Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on the property of Lessor.

     39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise, except that Lessee may, without Lessor's prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, nonbankruptcy reorganization, or government action;
(iii) a purchaser of substantially all of Lessee's assets located in the Premises. Any such sublease shall expressly state therein that such sublease shall be subject to all of the terms and provisions of this Lease. The assignee in any such assignment shall expressly assume in writing for the benefit of Lessor all of the obligations of the Lessee under this Lease. Executed counterparts of the foregoing sublease or assignment documents shall be delivered to Lessor upon request. For the purposes of this Lease, sale or transfer of Lessee's capital stock through any public exchange, shall not be deemed as assignment, subletting, or any other transfer of the Lease or the Premises.

     39.3 Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

     39.4  Effect of Default on Options.

                                      22.

     (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured.

           (a) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

40. [deleted]

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or the security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or increase Lessee's cost of such use or occupancy or Lessee's obligations hereunder. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions. Any conflict between this form of this Lease and any Addenda, Work Letter or Exhibits shall be controlled by the later.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49. Reasonable Expenditures. Notwithstanding anything to the contrary in this Lease, any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

                                      23.

50. Addendum. The Inserts 1 through 36 set forth on the Addendum attached hereto are incorporated in the text of this Lease at the places indicated by the numbers in the margins of this Lease, which numbers correspond to the Insert numbers on the Addendum.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWD THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR IFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTURAL REAL EASTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLEY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at ___________________________________        Executed at ___________________________________
on ____________________________________________        on ____________________________________________
by LESSOR: W. F. BATTON & CO., INC.                    by LESSEE: OMNICELL TECHNOLOGIES, INC.
a California corporation                               a California corporation

By /s/ W. F. Batton                                    By /s/ Randall Lipps
   --------------------------------------------           --------------------------------------------
Name Printed: W. F. Batton                             Name Printed: Randall Lipps
             ----------------------------------                      ---------------------------------
Title: ________________________________________        Title: ________________________________________

By ____________________________________________        By ____________________________________________
Name Printed: _________________________________        Name Printed: _________________________________
Title: ________________________________________        Title: ________________________________________
Address: ______________________________________        Address: ______________________________________
_______________________________________________        _______________________________________________
Tel No. (___) _______ Fax No. (___) ___________        Tel No. (___) ________ Fax No. (___) __________

                                      24.

                                  WORK LETTER

THIS WORK LETTER is made part of the Lease dated March 25, 1994 (the "Lease"), by and between W. F. BATTON & CO., INC., a California corporation, as Lessor ("Lessor") and OMNICELL TECHNOLOGIES, INC., a California corporation, as Lessee ("Lessee"), pertaining to certain premises consisting of approximately 30,600 rentable square feet of space located on the property commonly known as 1101 East Meadow Drive, Palo Alto, California (the "Premises").

     Lessor and Lessee agree as follows:

     1. Agreement to Construct: Lessor shall construct the interior improvements ("Lessee Interior Improvements") for the Premises to be occupied by Lessee pursuant to the Lease in accordance with this Work Letter.

     2.   Plans, Specification, and Working Drawings.

     (a) Preliminary Plans. Lessor and Lessee have reviewed preliminary plans and specifications for the Lessee Interior Improvements.

     (b) Preparation of Working Drawings. On or before April 8, 1994, Lessor shall cause to be prepared final plans, specifications, and working drawings ("Working Drawings") which shall substantially conform to the preliminary plans and specifications reviewed by Lessor and Lessee. Within five (5) days after receipt thereof, Lessee shall approve such Working Drawings or Lessee shall deliver to Lessor Lessee's specific written changes or objections to such Working Drawings. Lessee shall not unreasonably withhold or delay its approval of the Working Drawings. The parties shall negotiate in good faith to reach agreement on any aspect of the Working Drawings disapproved by Lessee, with each party using its best efforts to complete and to approve the Working Drawings on or before April 15, 1994.

     (c) Approval of Working Drawings. Upon approval, Lessor and Lessee shall each initial and date the Working Drawings and Lessor shall submit the Working Drawings to all appropriate governmental agencies for approval. Immediately after all necessary governmental approvals have been obtained, four (4) copies of the Working Drawings shall be initialed and dated by Lessor and Lessee if any changes thereto have been made by the governmental agencies. The Working Drawings as approved, and all change orders permitted pursuant to Paragraph 5 hereof are referred to herein as the "Approved Plans."

     3.   Prime Contractor.

     (a) The prime contractor to be used to construct the Lessee Interior Improvements shall be Jack Dymond Co. (hereafter "Dymond").

     (b) Dymond shall have the following obligations during the course of the Construction Contract (as such term is defined in Paragraph 4 below), and, where appropriate, following the completion of the construction of the Lessee Interior Improvements, in addition to all other conditions and obligations set forth in the Construction Contract or otherwise applicable to Dymond:

          (1) Dymond shall obtain at least three (3) competitive bids for all subcontractors unless Lessor and Lessee approve in writing a fewer number of competitive bids;

          (2) Dymond shall expressly assume responsibility for all work done by all persons working under its supervision and control; and

          (3) Dymond shall use its best efforts to ensure that all persons working under its supervision and control are, during the entire course of their duties, properly licensed and qualified to do the particular jobs for which they were hired.

                                      25.

     4. Construction Contract. Lessor and Lessee shall cooperate to cause the Lessee Interior Improvements to be constructed in the following manner:

          (a) Dymond to Construct Interior Improvements. The parties agree that the Lessee Interior Improvements shall be constructed by Dymond pursuant to a fixed price construction contract (the "Construction Contract") between Lessor and Dymond. The Construction Contract shall provide that Dymond shall provide a warranty of one year with respect to the Lessee Interior Improvements.

          (b) Lessor's Securing of Bids. Lessor shall obtain Dymond's bid to construct the Lessee Interior Improvements, which bid shall be itemized to show the amount to be charged by each subcontractor for its part or the work. Subcontractors shall be chosen on the basis of competitive bids, as set forth in the Paragraph 3(b)(1) above herein. As soon as the bid is obtained from Dymond, Lessor shall submit it to Lessee for Lessee's review and approval.

          (c) Lessor's Disapproval of Subcontractor Bids. Lessor shall have the right to disapprove any subcontractor bid for any item of the work, and if Lessor does so, Lessor, Lessee and Dymond shall immediately confer and attempt in good faith to reach agreement upon an alternative subcontractor whose bid is acceptable to Lessor, Lessee and Dymond. If the parties are unable to reach agreement within five (5) business days after Lessor has disapproved a subcontractor, then, at Lessor's option, the part of the work that is the subject of the bid disapproved by Lessor shall be rebid to one subcontractor, and such work shall be awarded to the low bidder if such low bid is lower than the bid disapproved by Lessor. In selecting alternative subcontractors, Lessor and Lessee shall act reasonably and in good faith, acknowledging that a subcontractor's ability to do quality work completed on time is as important as the price charged, and acknowledging further that the approval of Dymond of any subcontractor must be obtained. Any rebidding process undertaken pursuant to this subparagraph shall be completed within ten (10) business days after Lessor first disapproves the subcontractor bid in question.

          (d)  Lessee's Approval of Improvement Costs.

               (1) Submittal of Dymond Bid. Once the bid of Dymond and its subcontractors has been obtained, Lessor shall deliver to Lessee its final estimate of the total "Improvement Costs" (as defined below) that will be incurred to construct the Lessee Interior Improvements shown on the Approved Plans. If the final estimate of the Improvement Costs is $765,000 or less, but not less than $550,000, Lessee shall approve such amount.

               (2) Review of Dymond Bid. If the final estimate of the Improvement Costs exceeds $765,000 (30,600 rentable square feet x $25 per square foot), Lessor and Lessee shall review the bid and shall jointly use their best efforts to modify the Plans to reduce the total Improvements Costs to $765,000. Notwithstanding the foregoing, if the final bid of Dymond for the total Improvement Costs exceeds $765,000, Lessor and Lessee have reviewed the bid and the Plans and are unable to agree upon changes to the Plans to reduce the Improvement Costs to $765,000 within ten (10) days after receipt of said bid after attempting in good faith to do so, Lessor shall have the option either (I) to approve the final bid of Dymond, or (ii) to terminate the Lease by written notice to Lessee, in which event Lessor and Lessee shall be relieved of all further obligations thereunder and any prepaid rent and security deposit shall be returned to Lessee.

               (3) Redesign of Improvements by Lessee. All actions to modify the Approved Plans and to reduce the bid of Dymond pursuant to this subparagraph
(d) shall be completed within ten (10) business days after the estimated Improvement Costs figure has been submitted to Lessee. In the event of changes in the Plans under the provisions of this subparagraph (d), the date set forth in Paragraph 3.3 of the Lease, entitled "Delay in Possession," and Insert 1 in the Addendum, which grant to Lessee the right to terminate the Lease, shall be delayed on calendar day for each calendar day that the redesign or rebidding actually delays the commencement of construction of the Lessee Interior Improvements.

     5. Change Orders. After the Working Drawings have been approved by Lessor and Lessee in final form in writing as provided above, Lessee shall have the right to request change orders. Any change order requested by Lessee shall be subject to the prior written approval of Lessor, which consent shall not be unreasonably withheld

                                      26.

or delayed provided that the change order does not increase the total Improvement Costs. Lessee shall not be entitled to request, and Lessor shall not be obligated to approve, any change order which increases the total Improvement Costs to an amount which exceeds the maximum Lessee Improvement Allowance of $765,000, unless Lessee is willing to pay for said changes.

     6. Lessee Improvement Allowance. The Base Monthly Rent set forth in Paragraph 1.5 of the Lease and Insert 2 of the Addendum is predicated upon a base Lessee Improvement Allowance to be provided by Lessor of Twenty Dollars ($20) per square foot, or a total base Lessee Improvement Allowance of $612,000 (30,600 square feet x $20). Lessor has also agreed (1) that no less than $550,800 (30,600 square feet x $18) shall be contributed by Lessor as the minimum Lessee Improvement Allowance and (2) that Lessor shall contribute up to a maximum amount of $765,000 as the maximum Lessee Improvement Allowance (30,600 square feet x $25). The Base Monthly Rent shall be adjusted in accordance with Paragraph 8(d) of this Work Letter if the amount of the Lessee Improvement Allowance actually spent is less than or greater than $612,000. If construction of any Lessee Interior Improvements is deferred, Lessor and Lessee shall mutually agree on the timing of subsequent construction.

     To the extent that the total Improvements Costs initially equal less than $765,000, then the unused portion of that amount shall be made available to Lessee for future improvements during the Lease term with adjustments to be made at that time in Base Monthly Rent as provided in Paragraph 8(d) of this Work Letter.

     7. Commencement and Construction. As soon as (i) the Working Drawings have been prepared and approved as provided above, (ii) all necessary governmental approvals have been obtained, and (iii) Lessor has entered into the Construction Contract, then Lessor shall thereafter cause construction of the Lessee Interior Improvements to be commenced and diligently prosecuted to completion, so that the Lessee Interior Improvements may be Substantially Completed (as defined below) as soon as practicable.

     8. Improvements Costs. "Improvements Costs" for the Lessee Interior Improvements shall mean the following "Included Costs," but not the following "Excluded Costs" for the Lessee Interior Improvements:

          (a) Included Costs. "Included Costs" shall mean the following: (i) the total amount due pursuant to the fixed price Construction Contract entered into pursuant to this Work Letter and any change orders approved pursuant to this Work Letter; (ii) the cost paid to governmental authorities of governmental applications, approvals, permits and fees required to construct the Lessee Interior Improvements; (iii) fees of architects, space planners, engineers or other professionals (other than employees of affiliates of Lessor) for services rendered in connection with the design and construction of the Lessee Interior Improvements up to a maximum of Seven Hundred Sixty-five Thousand Dollars ($765,000) or such additional amount as Lessor may approve; (iv) any costs paid to governmental authorities to inspect and obtain approval of the Lessee Interior Improvements; (v) the cost associated with the purchase and installation of a supplemental HVAC unit as per the approved plans; and (vi) any other costs of designing, constructing and obtaining governmental approvals of the work shown on the Working Drawings, other than the "excluded Costs described below.

          (b) Excluded Costs. "Excluded Costs" (which will also not be paid by Lessee) shall mean and "Improvements Costs" shall not include: (i) costs incurred as a consequence of a contractor's or subcontractor's default, the negligent act or omission or the willful misconduct of Lessor or its consultants, agents, employees, contractors or subcontractor or Lessor's breach of this Lease, or any contract for construction of the Lessee Interior Improvements; (ii) interest, principal and other charges with respect to any construction or permanent loan or the project; (iii) costs for which Lessor may obtain reimbursement from others; (iv) costs for which Lessor has actually received reimbursement from others; (v) costs associated with investigation, removal, monitoring or remediation of hazardous materials; (vi) premium time and other costs of accelerating the work to meet the scheduled completion date sated in the Lease, unless the acceleration amount is approved by Lessee in wiring;
(vii) costs of management, design and all other services provided by employees or affiliates of Lessor and the cost of any administration, profit and overhead for Lessor or any of its administration, profit and overhead for Lessor or any of its employees and affiliates; (viii) all costs and expenses incurred with respect to work not required by the Approved Plans, as the same may be amended by change orders; (ix) the cost of bringing the Building and surrounding property into compliance with applicable building codes, Hazardous Materials laws or other statutes, laws, rules or regulations; (x) all costs incurred in connection with casualties and Acts of God; and (xi) any parking fees or fines incurred in connection with the parking of vehicles by any contractor.

                                      27.

          (c) Additional Lessor Improvements. In addition to the Lessee Improvement Allowance to be contributed by Lessor as provided for in Paragraph 6 above, Lessor shall pay for the cost of repainting the exterior of the building, restriping and resealing the parking lot, repairing or replacing the walk-in and loading doors, repainting the roof screens, and repair or replace any HVAC units that are not working. In addition to the Lessee Improvement Allowance, Lessor shall also pay for any City or State required building code upgrades and seismic reinforcement requirements in effect as of the date of execution and delivery of this Lease. Any interior ADA or interior Title 24 requirements, other than City/State building code upgrades and seismic reinforcement requirements shall be paid for by Lessee as part of the Lessee Improvement Allowance. Exterior ADA or exterior Title 24 requirements shall be paid for by Lessor unless caused by Lessee's interior improvements.

          (d) Rent Adjustment. If the Improvements Costs are less than $612,000, the Base Monthly Rent provided for in Paragraph 1.5 of the Lease and Insert 2 of the Addendum shall be decreased by $0.0208/sq.ft/dollar/per month. If the Improvements Costs are more than $612,000, up to a total of $765,000 ($25 per square foot), the Base Monthly Rent shall be increased by $0.0208/sq.ft/dollar/per month.

     9. Final Accounting. When the Lessee Interior Improvements are Substantially Completed (as defined below), Lessor shall submit to Lessee a final and detained accounting of all Improvement Costs paid for the construction of the Lessee Interior Improvements, certified as a true and correct by Lessor. Lessee shall have the right, during normal business hours after giving Lessor at least two (2) business days prior written notice, to audit the books, records, and supporting documents of Lessor to the extent necessary to determine the accuracy of such accounting. Lessee shall bear the cost of such audit. Any such audit must be conducted, if at all, within ninety (90) calendar days after Lessor delivers such accounting to Lessee.

     10. Risk of Loss. The risk of loss of the Premises before the Commencement Date of the Lease (as defined in the Lease) shall be borne by Lessor. At all times prior to the Commencement Date, Lessor, at its sole cost and expense, shall maintain contingent liability and broad form "builder's risk" insurance with coverage in an among equal to the replacement cost of the shell of the Premises plus the estimated cost of the Lessee Interior Improvements. If the Premises are damaged or destroyed by a casualty covered by said insurance, then Lessor shall promptly and diligently complete construction of the Premises and the Lessee Interior Improvements in accordance with the Lease and this Work Letter.

     11. Substantial Completion. The Lessee Interior Improvements shall be deemed "Substantially Completed" when: (i) Dymond has issued its written certificate stating that such improvements have been Substantially Completed in accordance with the Approved plans; (ii) the Premises substantially conform to the Approved Plans, as amended by any change orders approved pursuant to Paragraph 5 of this Work Letter, and (iii) Lessee may lawfully occupy the Premises in accordance with applicable law.

     12. Delay in Completion Caused by Lessee. Lessor and Lessee acknowledge that the date on which Lessee is obligated to commence paying Base Monthly Rent under the Lease would be delayed because of (i) Lessee's failure to review and approve the Working Drawings within the time periods set forth in Paragraph 2 hereof; or (ii) as the result of any change orders requested by Lessee and approved by Lessor pursuant to the terms of this Work Letter. It is the intent of the parties hereto that the commencement of Lessee's obligation to pay Base Monthly Rent not be delayed by any such causes, and if any of the events set forth above causes an actual delay in Substantial Completion, Lessee's obligation to pay Base Monthly Rent shall commence as of the date it would otherwise have commenced absent said delay caused by Lessee.

     13.  Delivery of Possession.

          (a) Walk Through. As soon as the Lessee Interior Improvements are Substantially Completed, Lessor and Lessee shall conduct a joint "walk through" of the Premises and shall inspect the Lessee Interior Improvements so completed using their best efforts to discover all uncompleted or defective construction. After such inspection has been completed, each party shall sign a "punch list" setting forth any such defective items.

          (b) Correction of "Punch List" Items. Lessor shall use its best efforts to cause the Dymond to complete and/or repair such "punch list" items within thirty (30) days after the "walk through." After the initial

                                      28.

"punch List" has been prepared, Lessee shall use its reasonable efforts to discover any further defects and shall have the right to submit a further "punch list" to Lessor within sixty (60) days after the Commencement Date. In such case, Lessor shall cause Dymond to remedy such "punch list" items as soon as reasonably practicable. Nothing contained herein shall impair any of Lessee's other right under the Lease.

     14. Warranty. Dymond shall warrant for a period of one year from the date of substantial completion of construction that the Lessee Interior Improvements shall be constructed in a good and workmanlike manner, using new materials of good quality, and in accordance with the Approved Plans (as modified by any change orders requested by Lessee and approved by Lessor pursuant to the terms of Paragraph 5 of this Work Letter).

     15.  Ownership of the Interior Improvements.

          (a) Parties' Respective Depreciation of Improvements. All of the Lessee Interior Improvements which are constructed with funds of Lessor shall become the property of Lessor. Any furnishings, trade fixtures, equipment installed in the Premises and paid for by Lessee shall become the property of Lessee upon installation thereof in the Premises and Lessee shall have the right to depreciate and claim and collect investment tax credits on any such property throughout the terms of the Lease.

          (b) Allocation of Depreciation. If both Lessor and Lessee contribute to the cost of constructing any of the Lessee Interior Improvements, Lessor and Lessee shall to the extent reasonably practicable agree in writing which of such improvements are to be constructed using Lessor's funds (and therefore are Lessor's property) and which of the improvements are to be installed with Lessee's funds (and therefore are Lessee's property). Such allocation of ownership of the Lessee Interior Improvements shall be made in a reasonable manner so that the benefits of accelerated or component depreciation for tax purposes and any investment tax credit shall be shared by Lessor and Lessee in proportion to the amount contributed by each of them for payment of the cost of the Lessee Interior Improvements. Any Lessee Interior Improvements constructed with Lessee's funds shall become a part of the realty and shall become Lessor's property upon the expiration for sooner termination of the Lease, except for items which Lessor and Lessee agree in writing prior to commencement of construction may be or shall be removed by Lessee.

     16. Lessee's Right to Install Trade Fixtures. When the construction of the Lessee Interior Improvements has proceeded to the point where Lessee's work of installing its fixtures and equipment in the Premises can be commenced in accordance with good construction practices, Lessor shall notify Lessee to that effect and shall permit Lessee, and its authorized representatives and contractors, to have access to the Premises for a period of not less than fourteen (14) days prior to the Commencement Date for the purpose of installing Lessee's trade fixtures and equipment. Such entry by Lessee shall not advance the Commencement Date or Lessee's obligation to pay Base Monthly Rent.

     17. Headings. The descriptive headings used and inserted in this Work Letter are for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     18. Effect of Agreement. In the event of any inconsistency between this Work Letter and the Lease, the terms of the Lease shall prevail.

                                      29.

                          AMENDMENT NUMBER ONE TO LEASE

                             1101 East Meadow Drive
                              Palo Alto, California

         THIS AMENDMENT NUMBER ONE TO LEASE ("this Amendment") is made and entered into as of June 17, 1999 by and between W.F. BATTON & CO., INC., a California corporation, Lessor, and OMNICELL TECHNOLOGIES, INC., a California corporation, Lessee.

                                    RECITALS

         A. Lessor and Lessee entered into a Standard Industrial/Commercial Single-Tenant Lease - Net and Addendum dated March 25, 1994 (the "Lease") of premises consisting of approximately 30,600 square feet commonly known as 1101 East Meadow Drive, Palo Alto, California (the "Premises"). The Expiration Date of the Original Term of the Lease is June 30, 1999.

         B. In lieu of Lessee exercising the option to extend the Original Term of the Lease contained in Insert 6, Paragraph 3.3, Option, in the Addendum to the Lease, Lessor and Lessee have agreed to enter into this Amendment extending the Original Term of the Lease upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, Lessor and Lessee agree as follows:

         1. DEFINED TERMS. Defined terms in the Lease which are used in this Amendment shall have the same meaning as in the Lease.

         2.       EXTENDED TERM.

                  (a) The Original Term of the Lease referred to in Paragraph 1.3 of the Lease is hereby extended for one additional period of five
(5) years commencing on July 1, 1999 and ending on June 30, 2004 (the "Extended Term"). The Extended Term shall be upon all of the terms and provisions of the Lease, as amended by this Amendment.

                  (b) The option to extend the Original Term of the Lease contained in Insert 6, Paragraph 3.3, of the Addendum to the Lease is hereby deleted and said option to extend shall be of no further force or effect.

                  (c) Lessee shall have no option to extend upon the expiration of the Extended Term.

         3. BASE RENT. Lessee shall pay to Lessor Monthly Base Rent in monthly installments in advance on the first day of each calendar month during the Extended Term, in accordance with Paragraph 4.1 of the Lease, as follows:


                                       1.


                                                    Monthly Base
                                                      Rent Per       Monthly Base
              Period                                Square Foot        Rent NNN
-----------------------------------                 -----------      ------------
July 1, 1999 - December 31, 1999                       $1.85            $56,610

January 1, 2000 - December 31, 2000                    $2.00            $61,200

January 1, 2001 - December 31, 2001                    $2.20            $67,320

January 1, 2002 - December 31, 2002                    $2.30            $70,380

January 1, 2003 - December 31, 2003                    $2.45            $74,970

January 1, 2004 - June 30, 2004                        $2.60            $79,560


         4. REIMBURSEMENT OF COST OF TENANT IMPROVEMENTS. In addition to the installments of Monthly Base Rent provided for in Paragraph 3 above, Lessee shall pay to Lessor, together with the installments of Monthly Base Rent, the sum of Four Thousand Two Hundred Forty-Nine and Forty-One Hundredths Dollars ($4,249.41) per month on the first day of each calendar month of the Extended Term, commencing July 1, 1999 and continuing through June 30, 2004, as reimbursement to Lessor of Lessor's contribution to the cost of the Tenant Improvements of Two Hundred Thousand Dollars ($200,000) referred to in Paragraph 6 of this Amendment, plus interest thereon at the rate of ten percent (10%) per annum.

         5. OPERATING EXPENSES. In addition to the Monthly Base Rent and the monthly payments to reimburse Lessor for Lessor's contribution to the cost of the Tenant Improvements, Lessee shall during the Extended Term pay the operating expenses of the Premises as Lessee has done during the Original Term, plus any actual increases in said operating expenses which occur during the Extended Term.

         6.       TENANT IMPROVEMENTS.

                  (a) Lessee acknowledges that, as of the date of this Amendment, Lessee is occupying the Premises under the Lease. Lessee accepts the Premises in their present condition as of the commencement date of the Extended Term, subject to the construction of the Tenant Improvements pursuant to this Paragraph 6.

                  (b) Promptly following the execution and delivery of this Amendment, Lessor shall cause to be constructed and completed the Tenant Improvements to the Premises listed on Exhibit "A" attached hereto and incorporated by reference herein. Lessor shall cause the Tenant Improvements to be constructed by Dymond Construction Group (the "Contractor") pursuant to an Agreement between Lessor and the Contractor (the "Construction Contract") which shall


                                       2.

provide for a guaranteed maximum cost in an amount which shall be approved in writing by Lessor and Lessee. Plans for the Tenant Improvement's shall be prepared by LRS & Associates. The cost of the plans shall be paid by Lessor and shall be charged against Lessor's contribution to the cost of the Tenant Improvements. The Construction Contract and the plans for the Tenant Improvements shall be approved in writing by Lessee, which approval shall not be unreasonably withheld. The Construction Contract for the Tenant Improvements shall include a guarantee by the Contractor against defects in workmanship or materials for one (1) year.

                  (c) The Contractor shall obtain at least three (3) competitive bids for the portion of the work which is to be performed by subcontractors unless Lessor and Lessee approve in writing a fewer number of competitive bids for such portion of the work. The final bid of the Contractor for the construction of the Tenant Improvements shall be approved in writing by Lessor and Lessee. Lessor's contribution to the cost of construction of the Tenant Improvements shall be Two Hundred Thousand Dollars ($200,000) ("Lessor's Contribution"), subject to Lessee's obligation to reimburse Lessor for Lessor's Contribution plus interest thereon pursuant to Paragraph 4. Lessee shall pay to Lessor in a lump sum in cash promptly upon completion of the Tenant Improvements and receipt by Lessee of an invoice therefor from Lessor that portion of the cost of the Tenant Improvements which exceeds Lessor's Contribution of Two Hundred Thousand Dollars ($200,000), plus the added cost of any change orders requested by Lessee pursuant to Paragraph 6(d).

                  (d) After the working drawings have been approved by Lessor and Lessee in writing as provided above, Lessee shall have the right to request change orders to the Tenant Improvements. Any change order requested by Lessee shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed, provided that the change order does not increase the total cost of the Tenant Improvements to an amount in excess of the total cost previously approved by Lessor and Lessee, unless Lessee agrees in writing to pay such excess to Lessor in a lump sum in cash promptly upon completion of the Tenant Improvements.

                  (e) All of the Tenant Improvements, furnishings, trade fixtures, and equipment installed in the Premises which are paid for from Lessor's Contribution to the Tenant Improvements, paid for directly by Lessee, or reimbursed by Lessee to Lessor, shall become the property of Lessee upon installation thereof in the Premises, and Lessee shall have the right to depreciate and claim and collect investment tax credits on any such property throughout the Extended Term. Notwithstanding the foregoing, Tenant Improvements constructed with Lessor's Contribution to the Tenant Improvements or with the Lessee's funds shall become a part of the realty and shall become Lessor's property upon the expiration or sooner termination of the Extended Term, except for items which Lessor and Lessee agree in writing prior to commencement of construction of the Tenant Improvements may be or shall be removed by Lessee.

         7. ASPHALTIC CONCRETE REPAIR WORK. Lessor shall cause to be performed by R. Gunn Construction, Inc. ("Gunn Construction") the asphaltic concrete repair work to the Premises at a total cost of Twenty-Nine Thousand Seven Hundred Fifty-Seven Dollars ($29,757) which is described in Gunn Construction's Estimate #99-1069 dated May 18, 1999 to Lessor, a copy of which Lessor has delivered to Lessee. One-half (1/2) of the cost of the work ($14,878.50) shall


                                       3.

be paid by Lessor and charged against Lessor's Contribution to the cost of the Tenant Improvements. The remaining one-half (1/2) of the cost of the work ($14,878.50) shall be paid by Lessor directly and shall not be charged against Lessor's Contribution to the Tenant Improvements.

         8. HAZARDOUS MATERIALS MANAGEMENT PLAN. Except as set forth on Exhibit "B" attached hereto and incorporated herein by reference, Lessee shall not bring onto the Premises any hazardous materials. Lessee shall deliver to Lessor (a) a copy of Lessee's current Hazardous Materials Management Plan, and any amendments or supplements thereto, or replacements thereof, from time to time during the Extended Term, and (b) a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Palo Alto, even though Lessee's Hazardous Materials Management Plan and any such reports or plans filed with the City show that Lessee is not currently using any reportable hazardous materials on the Premises.

         9. AMENDMENT TO GOVERN. In the event of any inconsistency between the printed provisions of the Lease or the Addendum thereto and this Amendment, the provisions of this Amendment shall govern.

         10. CONTINUING EFFECT. Except as extended and amended hereby, the Lease shall remain in full force and effect.


                                       4.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date set forth above.

                                            LESSOR

                                            W.F. BATTON & CO., INC.,
                                            a California corporation

                                            By /s/ Marie A. Batton
                                                   Its President

                                            By
                                               --------------------------------
                                                 Its

                                            LESSEE

                                            OMNICELL TECHNOLOGIES, INC.
                                            a California corporation

                                            By /s/ Earl E. Fry
                                                   Its VP and CFO

                                            By
                                               --------------------------------
                                                 Its


                                       5.

                                   EXHIBIT "A"

                      SCOPE OF WORK FOR TENANT IMPROVEMENTS

                                   EXHIBIT "B"

               HAZARDOUS MATERIALS USED BY LESSEE ON THE PREMISES